Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 033-60973 on Form N-1A of our reports dated September 15, 2023, relating to the financial statements and financial highlights of Fidelity MSCI Communication Services Index ETF, Fidelity MSCI Consumer Discretionary Index ETF, Fidelity MSCI Consumer Staples Index ETF, Fidelity MSCI Energy Index ETF, Fidelity MSCI Financials Index ETF, Fidelity MSCI Health Care Index ETF, Fidelity MSCI Industrials Index ETF, Fidelity MSCI Information Technology Index ETF, Fidelity MSCI Materials Index ETF, Fidelity MSCI Real Estate Index ETF, Fidelity MSCI Utilities Index ETF, and Fidelity Stocks for Inflation ETF, and our report dated September 18, 2023, relating to the financial statements and financial highlights of Fidelity Growth Opportunities ETF, Fidelity Magellan ETF, Fidelity Real Estate Investment ETF, Fidelity Small-Mid Cap Opportunities ETF, Fidelity Sustainable U.S. Equity ETF, and Fidelity Women's Leadership ETF, each a fund of Fidelity Covington Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Covington Trust for the year ended July 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 20, 2023